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PROXY
                              TEKINSIGHT.COM, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 2001

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS OF TEKINSIGHT.COM, INC., TO BE HELD ON NOVEMBER 20, 2001. ANY STOCKHOLDER HAS THE RIGHT TO APPOINT AS HIS OR HER PROXY A PERSON (WHO NEED NOT BE A STOCKHOLDER) OTHER THAN ANY PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN ANOTHER PROPER FORM OF PROXY.

    The undersigned, a stockholder of TekInsight.com, Inc. (the "Corporation"), hereby revoking any proxy hereinbefore given, does hereby appoint Steven J. Ross and James Linesch, or either of them, as his or her proxy with full power of substitution, for and in the name of the undersigned to attend the Special
Meeting of Stockholders to be held at 10:00 a.m., local time, on November   ,
2001 at the Corporation's executive offices located at 18881 Von Karman Avenue, Suite 250, Irvine, California, and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and in their discretion upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS DESCRIBED BELOW.

    IT IS A CONDITION TO CONSUMMATION OF THE MERGER OF DYNCORP MANAGEMENT RESOURCES, INC., OR DMR, INTO A WHOLLY OWNED SUBSIDIARY OF TEKINSIGHT THAT STOCKHOLDERS APPROVE BOTH PROPOSALS 1 AND 2 BELOW.

1.  Approve our Amended and Restated Certificate of Incorporation.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. Approve, pursuant to Nasdaq Rule 4350, the issuance of shares of Class B common stock to DynCorp in connection with the merger of DMR into our wholly owned subsidiary, Newport Acquisition Corp. The shares of Class B common stock to be issued to DynCorp will constitute 40% of the aggregate of our outstanding common stock and the number of shares of common stock issuable upon conversion of our outstanding Series A preferred stock. Based upon the number of shares of common stock and Series A preferred stock currently outstanding, 17,711,951 shares of Class B common stock are expected to be issued to DynCorp at merger closing. Under the terms of the merger, under specified conditions we are also obligated to issue to DynCorp additional shares of Series B common stock during the five-year period following merger closing, which number of shares is neither specified nor subject to a maximum limit.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
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3.  Approve our 2001 Stock Option Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Authorize the proxies, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. Such discretionary authority granted to the proxies shall specifically include the right to vote in favor of adjournment of the Special Meeting for the purpose of postponing the Special Meeting until such time as sufficient votes necessary to approve either or both of Proposal 1 and Proposal 2 have been received and cast for such approval.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    PLEASE SIGN EXACTLY AS YOU NAME APPEARS HEREIN, if signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The Board of Directors request that you fill in the date and sign the proxy and return it in the enclosed envelope.

    IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE CORPORATION.

                                             Dated: ______________________, 2001

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                         Print Name

                                             ___________________________________
                                                 Signature, if Jointly Held

                                             ___________________________________
                                                         Print Name